EXHIBIT(A)(4)

                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                     TENDER OF SHARES OF COMMON STOCK AND/OR
                   SERIES B, $7.50 CUMULATIVE PREFERRED STOCK

                                       OF

                         DUNES HOTELS AND CASINOS, INC.

                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

      This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of Common Stock, $0.50 par value (the "Common Shares") and/or Series B, $7.50 Cumulative Preferred Stock, $0.50 par value (the "Preferred Shares"), of Dunes Hotels and Casinos, Inc., a New York corporation, are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services as Depositary (the "Depositary"), prior to the Expiration Date
(as defined in the Introduction to the Offer to Purchase (as defined below)) or
(iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. The term "Share" means either a Common Share or a Preferred Share, as applicable. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See "THE OFFER--3. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                        The Depositary for the Offer is:

                        ChaseMellon Shareholder Services

  By First Class Mail:              By Hand:             By Overnight Courier:

Reorganization Department   Reorganization Department  Reorganization Department
      P.O. Box 3301               120 Broadway            85 Challenger Road
South Hackensack, NJ 07606         13th Floor             Mail Stop-Reorg
          07606                New York, NY 10271      Ridgefield Park, NJ 07660


                   Facsimile (for eligible institutions only):
                                 (201) 296-4293

                      Confirm Facsimile by telephone ONLY:
                                 (201) 296-4860

                                For Information:
                             1-316-636-1070, Ext. 28

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tenders to Dunes Hotels and Casinos, Inc., a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 31, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "THE OFFER--3. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

Number and Class of Shares: __________________________________________________




Certificate Nos. (if available): _____________________________________________






[  ]    Check box if Shares  will be  delivered  by  book-entry  transfer to The
        Depositary Trust Company



Account No.: _________________________________________________________________



______________________________________________________________________________



______________________________________________________________________________
                           (Signature(s) of Holder(s))



Dated: ____________________________, 2000



Name(s) of  Holder(s): _______________________________________________________
                             (Please Type or Print)



Address: _____________________________________________________________________




Zip Code:_____________________________________________________________________




Area Code and Telephone No.: _________________________________________________


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


                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares, into the Depositary's account at The Depositary Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of book-entry delivery, and any other required documents, all within 3 trading days of the date hereof.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the applicable Letter of Transmittal and the certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:_________________________________________________________________




Authorized Signature:_________________________________________________________




Name:_________________________________________________________________________
                             (Please Type or Print)



Title:________________________________________________________________________




Address:______________________________________________________________________




Zip Code:_____________________________________________________________________




Area Code and Telephone Number:_______________________________________________




Dated: _______________________________, 2000

         Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates should be sent to the Depositary with your Letter of Transmittal.


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